SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 2nd day of June, 1997, by and between ESKO PROPERTIES, INC., as agent for the owners of the Building (as hereinafter defined), having an office at 305 Royal Poinciana Plaza, Palm Beach, Florida 33480 ("Landlord"), and AMCOL INTERNATIONAL CORP., a Delaware corporation, having an office at One North Arlington, 1500 Shure Drive, Arlington Heights, Illinois 60004 ("Tenant"), with reference to the following recitals:

     A. American National Bank and Trust Company of Chicago as Trustee under Trust Agreement dated July 1, 1984 and known as Trust No. 62164 ("ANB") and Tenant entered into that certain Lease dated September 29, 1986, as modified by First Addendum to Lease dated June 2, 1994 (the "First Amendment"), and as supplemented by Cross Easement Agreement and Grant of License dated October 24, 1994 (as so modified and supplemented, the "Lease"), respecting certain premises on the fifth floor (the "Premises") at the building known as One North Arlington, located at 1500 Shure Drive in Arlington Heights, Illinois (the
"Building"). Landlord is presently the owner of the Building and successor-in-interest to ANB.

     B. The parties hereto wish to provide for certain modifications to the Lease, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do agree as follows:

     1. CAPITALIZED TERMS. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Lease.

     2. EXTENSION OF TERM. The Term of the Lease is hereby extended to July 31, 2008 (the "Expiration Date").

     3. EXTENSION OPTION. Tenant shall have one (1) option to extend the Term of the Lease for an additional eight (8) years (the "Extended Term") upon giving Landlord written notice thereof (the "Extension Notice") at least seventeen (17) months prior to the Expiration Date. All of the terms and provisions of the Lease shall remain in effect during the Extended Term, except that Tenant shall have no further right to extend the Term of the Lease and the Base Rent payable with respect to the Premises shall be Market Rent, as agreed to between Landlord and Tenant within the thirty (30) day period following the date on which Tenant shall have given Landlord the Extension Notice. "Market Rent" shall be the rent anticipated to be generally payable, taking into account the lease term, leasehold improvement allowance and other concessions, as of the commencement date of the Extended Term in the northwest suburban Chicago area for similar space in office buildings comparable in quality and location to the Building. If Landlord and Tenant shall be unable to agree on the then Market Rent for purposes of

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this  Paragraph 3 within such thirty (30) day period,  then the Market Rent shall be determined by arbitration in accordance with the provisions of Paragraph 13 of this Amendment.

     4. ADDED  SPACE.  Effective on the later to occur of (a) August 1, 1998 and
(b) sixty (60) days after Landlord shall deliver possession of the Added Space (as hereinafter defined) to Tenant (the "Added Space Commencement Date"), the Added Space shall be included in the Premises demised under the Lease provided, however, that if Landlord fails to deliver possession of the Added Space on or before September 1, 1998, Tenant shall be entitled to a credit from its Base Rent in the amount equal to two (2) days' Base Rent for every one (1) day that such failure continues after September 1, 1998. Landlord agrees to deliver possession of the Added Space in a broom clean condition with all personal property of previous tenant removed. The "Added Space" shall consist of the entire sixth floor of the Building, comprising 22,525 rentable square feet ("rsf"), and the entire seventh floor of the Building, comprising 14,040 rsf. Tenant shall have the right to commence its leasehold improvement work in the Added Space, provided that Tenant shall comply with the requirements of Sections 9; 13(f); 14 (g), (i), (l) - (p); 17 (a); and 18 of the Lease with respect to such work and, prior to commencement of such work, Tenant shall provide to Landlord certificates evidencing the insurance coverage required by Section 18. Effective on the Added Space Commencement Date, and subject to rent adjustments, Tenant shall pay to Landlord with respect to the Added Space an annual Base Rent of Four Hundred Seventy-Five Thousand Three Hundred Forty-Five and 00/100
Dollars ($475,345.00), in twelve (12) monthly installments of Thirty-Nine Thousand Six Hundred Twelve and 08/100 Dollars ($39,612.08). On each anniversary of the Added Space Commencement Date (each, an "Adjustment Date" for purposes of this Paragraph) the Base Rent with respect to the Added Space shall be increased by three percent (3%) over the Base Rent in effect immediately prior to such Adjustment Date (said amount due pursuant to this increase shall be the new Base Rent until the next Adjustment Date).

     5. 5TH FLOOR SPACE. Effective November 1, 2001, (a) the rentable area of the fifth floor of the Building included within the Premises (the "5th Floor Space") shall be deemed to be 26,274 rsf, and the calculation of Base Rent and Additional Rent payable with respect to the 5th Floor Space shall be based on such revised rentable area after such date; and (b) in lieu of the Base Rent specified in Section 3 of the First Amendment, Tenant shall pay Base Rent with respect to the 5th Floor Space at a rental rate per rsf equal to the rental rate per rsf then payable with respect to the Added Space, as escalated pursuant to Paragraph 4 of this Amendment. On November 1, 2002 and on each November 1 thereafter (each, an "Adjustment Date" for purposes of this Paragraph) such Base Rent with respect to the 5th Floor Space shall be increased by three percent (3%) over the Base Rent in effect immediately prior to such Adjustment Date (said amount due pursuant to this increase shall be the new Base Rent until the next Adjustment Date).

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     6. ADDITIONAL RENT. Section 3 of the Lease shall be amended as follows: (a)
effective as of the Added Space Commencement Date, Tenant's Pro Rate Share shall be increased to reflect the addition of the Added Space to the Premises, (b) effective as of the rent commencement date for the 4th Floor Space (as hereinafter defined), Tenant's Pro Rata Share shall be increased to reflect the addition of the 4th Floor Space to the Premises; (c) effective as of the rent commencement date for any First Offer Space (as hereinafter defined), Tenant's Pro Rata Share shall be increased to reflect the addition of such First Offer Space to the Premises; (d) with respect to the Added Space and, if applicable, the 4th Floor Space, and, if applicable, any First Offer Space, the definition of Operating Expenses as set forth in Section 3(B) of the Lease shall include a property management fee equal to three percent (3%) of the annual gross income of the Building (the "Management Fee"); and (e) effective as of November 1,
2001, Tenant's Pro Rata Share of Operating Expenses with respect to the 5th Floor Space shall include the Management Fee and shall reflect the new rentable area of 26,274 rsf.

     7. LEASEHOLD IMPROVEMENT ALLOWANCES. Landlord shall pay to Tenant with respect to the Added Space a leasehold improvement allowance of (a) $15.00 per rsf, or $548,475.00, payable on the Added Space Commencement Date; and (b) $2.41 per rsf, or $88,121.65, payable on November 1, 1998. Landlord shall pay to Tenant with respect to the 5th Floor Space a leasehold improvement allowance of
(a) $5.00 per rsf, or 127,395.00, as provided in Section 8 of the First Amendment, payable on October 1, 1998; and (b) $10.50 per rsf, or $275,877.00, payable on November 1, 2001. Notwithstanding the foregoing provisions of this Paragraph 7, Landlord shall not be obligated to pay Tenant the foregoing leasehold improvement allowances unless and until, with respect to each such leasehold improvement allowance, Tenant shall provide to Landlord reasonable documentation showing the expenditure of at least two thirds (2/3) of the amount of such leasehold improvement allowance for leasehold improvements in the Premises. Neither Landlord nor Tenant shall charge any supervisory or other fees in connection with the foregoing leasehold improvement work. Tenant shall perform all such leasehold improvement work in accordance with the provisions of
Section 14 (i) of the Lease, provided that Landlord shall approve Tenant's plans and specifications for such work and the estimated cost of such work prior to the commencement of the work. Notwithstanding anything herein or in the Lease to the contrary, Tenant shall have the right to contract with any responsible general contractor to perform the leasehold improvement work, provided Tenant and such general contractor otherwise fulfill the requirements of Section 14(i) of the Lease, and provided further that Landlord has approved such general contractor, which approval Landlord agrees will not be unreasonably withheld, delayed or conditioned.

     8. PARKING. The reference in Section 12 of the Lease to three (3) designated underground parking spaces in the Building shall be deemed changed, effective on the Added Space Commencement Date, to nine (9) underground parking spaces free of charge to Tenant. If in the future Tenant shall lease the entire fourth floor of the Building, the reference to nine (9) underground parking spaces shall be deemed changed, effective on the date the entire fourth floor is added to the Premises, to twelve (12) underground parking spaces free of charge to Tenant.

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     9. 4TH FLOOR RIGHT OF FIRST OFFER.  Landlord  agrees that if it shall enter into serious negotiations with a third party to lease all or part of the fourth floor (the "Offered Space"), then Landlord shall advise Tenant and present to Tenant the terms under which Landlord would, in fact, lease the Offered Space to
such  party  including  the  term,  square  footage,   rental  rate,   leasehold
improvement allowance, if any, and rental concessions, if any (the Basic Terms). Landlord agrees with respect to the initial leasing of space on the fourth floor that it shall not offer for lease less than 10,000 rsf or enter into serious negotiations for less than 10,000 rsf. Tenant shall have the right to lease the Offered Space or, at Tenant's option, the entire unleased part of the fourth floor commencing on the latter of (1) August 31, 1998, and (2) the sixtieth
(60th) day after (i) Tenant notifies Landlord of its election to lease the Offered Space or the entire unleased part of the fourth floor (the "Commencement Date" as used in this paragraph) and (ii) Landlord delivers possession of said space to Tenant. Tenant must exercise its right herein granted within ten (10) business days after notice from Landlord advising Tenant of the third party's negotiations and presenting Tenant with the Basic Terms. Such notice from Tenant to Landlord shall specify Tenant's election to lease either the Offered Space or the entire unleased part of the fourth floor. If Tenant exercises such right, then the parties agree to promptly modify the Lease so as to add to the Premises as of the Commencement Date either the Offered Space or the entire unleased part of the fourth floor, as the case may be, at the lesser of (1) the Basic Terms, and (2) the then escalated Basic Rent per rsf, three percent (3%) annual escalation, Additional Rent, and the leasehold improvement allowance per rsf for the Added Space prorated to reflect the remaining Term of the Lease. If Tenant does not elect to lease either the Offered Space or the entire unleased part of the fourth floor, as aforesaid, by notice to Landlord within the time limit provided above, then Landlord shall be free for a period of one hundred twenty
(120) days thereafter to enter into a third-party lease for the Offered Space on terms the economic value of which are not less than ninety percent (90%) of the Basic Terms on a net present value basis. If no such third party lease for the Offered Space results, then Tenant's right of first offer shall revive for the entire fourth floor. Should part, but not all, of the fourth floor be leased, then Tenant shall have the right of first offer with respect to all of the remaining space (if exercised, Tenant must take all of the remaining space) on the terms as provided above, but Landlord may offer for lease less than 10,000 rsf and enter into serious negotiations for less than 10,000 rsf.

     10. BUILDING-WIDE RIGHT OF FIRST OFFER. Provided that Tenant shall have previously committed to lease the entire fourth floor of the Building, Tenant shall have a continuing right of first offer with regard to space in the Building which may become available for lease ("First Offer Space"). Tenant's rights under this Paragraph 10 shall be subordinate to the right of Landlord to extend or renew the leases of other tenants in the Building. Subject to the foregoing, Landlord shall offer Tenant the opportunity to lease First Offer Space prior to offering such space to another party by submitting to Tenant in writing a description of the First Offer Space (the "RFO Notice") no earlier than seventeen (17) months prior to the date such First Offer Space, if comprising an entire floor or more, will be vacant and no earlier than twelve
(12) months prior to the date that such First Offer Space, if comprising less than an entire floor, will be vacant. The RFO Notice shall include the market terms upon which Landlord is willing to lease the

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First  Offer  Space,   including   lease  term,   rental  rate,   leasehold
improvements and any other concessions.  Tenant shall thereafter have twenty-one
(21) days within which to exercise its option to lease the First Offer Space upon the terms contained in the RFO Notice or upon such market terms mutually agreed to by Landlord and Tenant within such 21-day period. If Tenant rejects the First Offer Space or does not exercise its option to lease the First Offer Space within such 21-day period, Tenant shall have no further rights with respect to such First Offer Space thereafter, provided that Landlord shall re-offer such First Offer Space to Tenant pursuant to this paragraph prior to offering it to a third party on terms the net present value of which is less than 90% of the net present value of the terms upon which such First Offer Space was offered to Tenant. As a condition of Tenant's right of first offer under this Paragraph 10 ("this RFO"), Tenant agrees that if another tenant having not more than 10,000 rsf in the Building makes its lease extension or renewal conditional upon an expansion into First Offer Space that Tenant wishes to lease pursuant to this Paragraph 10, then, at Landlord's request, Tenant shall be obligated to lease the premises then occupied by such other tenant in addition to leasing such First Offer Space.

     11. SIGNAGE. Subject to Landlord's prior approval of the design of Tenant's signage, and subject to the authority of the governing municipality, Tenant shall have the right to place and maintain, at Tenant's sole expense, two (2) exterior signs on the west and north faces of the Building, approximately in the location of the two existing "Allstate" signs and not larger than such Allstate signs. Tenant shall perform, at its sole expense, any required repairs to such signage and, if the signage is illuminated, shall pay the electrical charges with respect to the operation of such signage provided such electrical service is separately metered. Landlord shall cause the Allstate signs to be removed from the face of the Building no later than September 1, 1998. Landlord may provide other tenants in the Building with monument signage, provided that, in such event, Tenant also is allowed to have its name on the monument sign(s) with Tenant having the right to be placed at the top of such monument signage. Upon the expiration or earlier termination of the Lease, Tenant shall remove all of its signage from the Building, the Premises and such monuments, if any; shall restore the Building, Premises or monument surfaces, as the case may be, to their condition prior to the installation of Tenant's signage; and shall repair any damage caused by the removal of such signage. The foregoing provision of this Paragraph 11 shall survive the expiration or earlier termination of the Lease.

     12. INAPPLICABLE PROVISIONS. The parties agree that the provisions of Sections 4 (other than the first two sentences thereof) and 32 and Exhibit C of the Lease shall not apply with respect to the Added Space or the 4th Floor Space.

     13. DISPUTE RESOLUTION. If any dispute shall arise under any provision of the Lease and no mechanism for resolution of such dispute is specified in such provision, such dispute shall be resolved by binding arbitration in accordance with the following provisions:

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     (a) If the parties are unable to agree on the  determination of Market Rent under Paragraph 3 of this Amendment, either party may initiate arbitration pursuant to this Paragraph 13(a) by giving written notice thereof to the other party, and within ten (10) days thereafter each party shall provide the other party with written notice of the name and address of the person designated to act, at each party's own expense, as the arbitrator on its behalf. Within thirty
(30) days thereafter, the two (2) arbitrators so chosen shall decide the dispute, rendering a written statement setting forth the Market Rent. In determining Market Rent the arbitrators shall use the present value of the rental stream and leasehold improvement allowance, if any (taking into account all landlord concessions and other economic factors, if any) over the proposed lease term and using a discount rate equal to one percent (1%) plus the current prime rate of interest per annum then being charged by American National Bank and Trust Company of Chicago. The arbitrators' statement of Market Rent shall be binding upon both parties. If the arbitrators are unable to agree on the Market Rent and thereby resolve the dispute, then if the arbitrators' respective determinations of Market Rent differ by less than five percent (5%), Market Rent shall be deemed to be the arithmetic average of such two numbers; otherwise, the two arbitrators shall provide the parties with written memoranda explaining the methodology they each used to determine Market Rent and such arbitrators shall jointly appoint, within the following ten (10) days, a third arbitrator who, within thirty (30) days thereafter, shall determine Market Rent by selecting either Landlord's designated arbitrator's determination or Tenant's designated arbitrator's determination according to whichever of the two amounts is closer to Market Rent in the opinion of such third arbitrator. The third arbitrator, upon selecting one of the two amounts (the "Closer Number"), shall have the right, but is not required, to adjust the Closer Number by up to two percent (2%) in the direction of the other number. The costs of such third arbitrator shall be shared equally by Landlord and Tenant. Landlord and Tenant agree that all of the arbitrators selected shall be persons with at least ten (10) years' continuous experience in the business of appraising and/or leasing commercial office buildings in the northwest suburban Chicago area.

     (b) All other disputes shall be resolved in accordance with the Expedited Procedures set forth by the American Arbitration Association for expedited arbitration.

     14. BROKERAGE. Landlord and Tenant represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with this Amendment other than Podolsky Northstar Realty Partners, LLC ("Landlord's Broker") and Grubb & Ellis Company ("Tenant's Broker"), and each covenants to indemnify, defend and hold harmless the other from and against any and all claims, liabilities, costs or damages (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the indemnified party as a result of a breach of the foregoing representation and warranty. This Paragraph 14 shall survive the expiration or earlier termination of the Lease. Landlord agrees to pay a brokerage commission (the "Commission") to Landlord's Broker in connection with this Amendment pursuant to separate agreement, with the understanding that Landlord's Broker has entered into an agreement with Tenant's Broker for the payment to Tenant's Broker of a portion of the Commission as

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payment in full of any and all  commission,  compensation  or other amounts due to Tenant's Broker in connection with this Amendment.

     15. FULL FORCE AND EFFECT. Except as herein expressly modified, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.


                                      Landlord:

                                      ESKO PROPERTIES, INC.

                                      By:  /s/ Sydney Kohl

                                      Attest:  /s/Traci Donaldson

                                      Tenant:

                                      AMCOL INTERNATIONAL CORP.

                                      By:  /s/ John Hughes

                                      Attest:  /s/ Traci Donaldson

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